UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2006

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California 94501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2006, Caliper Life Sciences, Inc. (“Caliper”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Caliper Holdings, Inc., a direct wholly owned subsidiary of Caliper and Xenogen Corporation (“Xenogen”). Pursuant to the Merger Agreement, Xenogen will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Caliper.

Pursuant to the Merger Agreement, in exchange for Xenogen’s outstanding common shares and warrants to purchase common shares, Caliper will issue approximately 13.2 million common shares and approximately 5.125 million warrants to purchase Caliper common shares. These warrants will have a term of five years from the closing and an exercise price of $6.79 per share. The final exchange ratios for the issuance of Caliper common shares and warrants will be based on the capitalization of Xenogen at the closing of the proposed transaction. Based on Xenogen’s current capitalization and certain assumptions regarding the exercise of Xenogen stock options in the period prior to the closing, each holder of a Xenogen common share would receive approximately 0.575 of a share of Caliper common stock and 0.223 of a warrant to acquire one Caliper common share. Upon the timely exercise of their warrants, Xenogen warrant holders will be entitled to receive the same number of Caliper common shares and warrants as Xenogen’s stockholders.

The transaction is subject to the approval of both Caliper and Xenogen stockholders, as well as standard regulatory approvals, and is expected to close in the second quarter of 2006.

On February 13, 2006, Xenogen Corporation and Caliper Life Sciences, Inc. issued the joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Xenogen Corporation and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Xenogen Corporation with respect to the proposed merger. Information regarding such officers and directors is included in Xenogen Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in its proxy statement for its 2005 annual meeting, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and directly from Xenogen Corporation.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: February 13, 2006	By:	/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr. Senior Vice President. Finance and Operations, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 13, 2006.